Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

Relating to

FORTIVE CORPORATION

Offer to Exchange

up to $300,000,000 1.800% Senior Notes due 2019 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for any and all of our outstanding unregistered 1.800% Senior Notes due 2019

and

up to $750,000,000 2.350% Senior Notes due 2021 that have been registered under the Securities Act for any and all of our outstanding unregistered 2.350% Senior Notes due 2021

and

up to $900,000,000 3.150% Senior Notes due 2026 that have been registered under the Securities Act for any and all of our outstanding unregistered 3.150% Senior Notes due 2026

and

up to $550,000,000 4.300% Senior Notes due 2046 that have been registered under the Securities Act for any and all of our outstanding unregistered 4.300% Senior Notes due 2046

Pursuant to the Prospectus, dated                    , 2017

The exchange offer will expire at 5:00 p.m. New York City time on                     , 2017, unless extended (such date and time, as they may be extended, the “expiration date”). Fortive Corporation does not currently intend to extend the expiration date. Tenders of Old Notes may be withdrawn prior to the expiration date.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, and the related Letter of Transmittal (the “Letter of Transmittal”) must be used to accept the exchange offer (as defined below) of Fortive Corporation, a Delaware corporation (the “Company”), made pursuant to the Prospectus, dated             , 2017 (as it may be amended or supplemented from time to time, the “Prospectus”), if (1) certificates for the Company’s outstanding $300,000,000 aggregate principal amount of 1.800% Senior Notes due 2019 (the “Old 2019 Notes”), $750,000,000 aggregate principal amount of 2.350% Senior Notes due 2021 (the “Old 2021 Notes”), $900,000,000 aggregate principal amount of 3.150% Senior Notes due 2026 (the “Old 2026 Notes”) or $550,000,000 aggregate principal amount of 4.300% Senior Notes due 2046 (the “Old 2046 Notes” and together with the Old 2019 Notes, the Old 2021 Notes and the Old 2026 Notes, the “Old Notes”), each of which was issued on June 20, 2016, are not immediately available, (2) the Old Notes, the Letter of Transmittal or any other document required to be delivered cannot be delivered to The Bank of New York Mellon Trust Company, N.A. (the “exchange agent”) prior to the expiration date or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration date.

This Notice of Guaranteed Delivery must be delivered by mail or hand delivery only to the exchange agent as set forth below. In addition, in order to utilize the guaranteed delivery procedures to tender the Old Notes pursuant to the exchange offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an agent’s message in lieu thereof) and any other required documents and tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the exchange agent’s account at The Depository Trust Company (“DTC”)) must also be received by the exchange agent prior to 5:00 p.m., New York City time, within three (3) business days after the expiration date.

The exchange agent for the exchange offer is:

The Bank of New York Mellon Trust Company, N.A.

By Overnight Courier, Registered / Certified Mail and by Hand:

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust – Reorg

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Eric Herr

1.800% Senior Notes due 2019

2.350% Senior Notes due 2021

3.150% Senior Notes due 2026

4.300% Senior Notes due 2046

To Confirm by Telephone:

(315) 414-3362

Delivery of This Notice of Guaranteed Delivery to an Address Other Than as Set Forth Above Will Not Constitute a Valid Delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the “exchange offer”), receipt of which are hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described under the heading “Description of the Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus and Instruction 14 of the Letter of Transmittal. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Name(s) of Registered Holder(s):
(Please Print or Type)

Address(es):

Principal Amount of Old 2019 Notes Tendered:*	Certificate No(s). (if available):

$

$

$

Principal Amount of Old 2021 Notes Tendered:*	Certificate No(s). (if available):

$

$

$

Principal Amount of Old 2026 Notes Tendered:*	Certificate No(s). (if available):

$

$

$

Principal Amount of Old 2046 Notes Tendered:*	Certificate No(s). (if available):

$

$

$

*	Must be in minimum denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof.

If Old Notes will be delivered by book-entry transfer to DTC, provide the DTC account number and transaction number.

DTC Account Number

Transaction Number

All authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s successors, assigns, heirs, executors, administrators, personal representatives, trustees in bankruptcy and legal representatives.

PLEASE SIGN HERE

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.

Signature(s) of Holder(s) or Authorized Signatory	Date

Area Code and Telephone Number:

If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s) of Holder(s)

Title/Capacity:

Address(es):

GUARANTEE OF DELIVERY

(Not to be Used for Signature Guarantee)

The undersigned, a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, in each case, that is a participant in the Securities Transfer Agents’ Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges’ Medallion Program approved by the Securities Transfer Association Inc., hereby guarantees that the undersigned will deliver to the exchange agent the certificate(s) representing the Old Notes being tendered by this Notice of Guaranteed Delivery in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the exchange agent’s account at the book-entry transfer facility of DTC) with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an agent’s message in lieu thereof) and any other required documents, all within three (3) business days after the expiration date.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	, 2017

The institution that completes this form must communicate the guarantee to the exchange agent by the expiration date and must deliver the certificates representing any Old Notes (or a confirmation of book-entry transfer of such Old Notes into the exchange agent’s account at DTC), the Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an agent’s message in lieu thereof) and any other required documents to the exchange agent within the time period shown in this Notice of Guaranteed Delivery. Failure to do so could result in a financial loss to such institution.

NOTE:	DO NOT SEND CERTIFICATES OF OLD NOTES WITH THIS FORM. CERTIFICATES OF OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.